UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2022

TPCO Holding Corp.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	0-56348	98-1566338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Leigh Avenue, San Jose, California	95125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (669) 279-5390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on October 1, 2021, TPCO Holding Corp. (the “Company”), through a wholly owned subsidiary, executed a Unit Purchase Agreement (as amended, the “Purchase Agreement”) to acquire 100% equity interest in Coastal Holding Company, LLC (“Coastal Holding”). The closing of the transaction is subject to multiple conditions.

As further disclosed on September 29, 2022, the Company, Coastal Holding and Julian Michalowski, as attorney-in-fact and agent of the members of Coastal Holding (the “Equityholders’ Representative”), entered into an amendment to the Purchase Agreement to, among other things, extend the “Outside Date” in Section 8.02(b)(i) from September 30, 2022 to October 14, 2022 to provide additional time to address all outstanding matters and completion of the closing conditions. While the parties engaged in discussions to consummate the transaction, as of the date of this filing, Coastal Holding will not proceed to closing the transaction pursuant to the terms of the Purchase Agreement. As a result, the aforementioned “Outside Date” has now passed. In pertinent part, the Purchase Agreement provides that either the Company or the Equityholders’ Representative may terminate the Purchase Agreement if the closing has not occurred on our before the Outside Date; provided, however, that the right to terminate the Purchase Agreement pursuant Section 8.02(b)(i) is not available to any party if the failure of the closing to occur on or before the Outside Date is caused by a failure of such party to perform any of its obligations under the Purchase Agreement required to be performed at or prior to the closing and such action or failure to perform constitutes a breach in any material respect of the Purchase Agreement and results in the closing not having occurred by the Outside Date.

The Company is evaluating its alternatives, which may include legal action. The Company believes Coastal Holding is in breach of the Purchase Agreement and thereby unable to terminate that agreement pursuant to its terms. Accordingly, the Company intends to continue to operate and recognize economics associated with the Coastal Holding cannabis retail dispensaries and delivery depots currently contracted under its control and in compliance with applicable laws until such time as the Company may determine to terminate the Purchase Agreement pursuant to Coastal Holding’s alleged breach thereof. Should the Company successfully terminate the Purchase Agreement because of a breach of the Purchase Agreement by Coastal Holding, the promissory notes issued by Coastal Holding in connection with the transaction and now amassing more than $27 million would become immediately due and payable by Coastal Holding to the Company. Despite the Company’s belief in its legal position, there can be no assurances that the Company will close the transactions contemplated by the Purchase Agreement or be successful with any legal actions, to the extent initiated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2022

TPCO HOLDING CORP.

By:	/s/ Mike Batesole
Name:	Mike Batesole
Title:	Chief Financial Officer

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